SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) April 20, 2007

AMERISERV FINANCIAL, Inc.

(exact name of registrant as specified in its charter)

Pennsylvania        0-11204        25-1424278

(State or other     (commission    (I.R.S. Employer

jurisdiction        File Number)   Identification No.)

of Incorporation)

Main and Franklin Streets, Johnstown, Pa.  15901

(address or principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities

Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange

Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4c))

Form 8-K

Item 2.02 Results of operation and financial condition.

AMERISERV FINANCIAL Inc. (the "Registrant") announced first quarter results as of March 31, 2007.  For a more detailed description of the announcement see the press release attached as Exhibit #99.1.

Exhibits

--------

Exhibit 99.1

Press release dated April 20, 2007, announcing the first quarter results as of March 31, 2007.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, Inc.

By /s/Jeffrey A. Stopko

Jeffrey A. Stopko

Senior Vice President

& CFO

Date: April 20, 2007

Exhibit 99.1

AMERISERV FINANCIAL REPORTS FINANCIAL RESULTS FOR THE FIRST QUARTER OF 2007

JOHNSTOWN, PA – AmeriServ Financial, Inc. (NASDAQ: ASRV) reported net income of $428,000 or $0.02 per diluted share for the first quarter of 2007.  This compares to net income of $540,000 or $0.02 per diluted share for the first quarter of 2006.  After careful analysis, the Company has decided to not early adopt Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.”    The following table highlights the Company’s financial performance for the quarters ended March 31, 2007 and 2006:

	First Quarter 2007	First Quarter 2006

Net income	$428,000	$540,000
Diluted earnings per share	0.02	0.02

Allan R. Dennison, President and Chief Executive Officer, commented on the first quarter 2007 results, “The decline in net income in the first quarter of 2007 was due to reduced net interest income as this more than offset the benefits of continued strong asset quality and lower non-interest expenses.  The net interest margin pressure from the inverted yield curve overshadowed solid loan and deposit growth within our community bank.  Average loans in the first quarter of 2007 grew by 8.0% while average deposits increased by 5.3% when compared to the first quarter of 2006.  These positive loan and deposit growth trends did help cause a favorable increase in net interest income and net interest margin when our first quarter 2007 performance for these key items is compared to our more recent fourth quarter 2006 results.”

The Company’s net interest income in the first quarter of 2007 decreased by $337,000 from the prior year’s first quarter due to a 23 basis point drop in the net interest margin.  The decline in both net interest income and net interest margin resulted from the Company’s cost of funds increasing at a faster pace than the earning asset yield.  This resulted from deposit customer preference for higher yielding certificates of deposit and money market accounts due to the inverted yield curve with short-term interest rates exceeding intermediate to longer term rates.  The Company, however, did note that the first quarter 2007 net interest margin of 2.97% was 4 basis points better than the more recent fourth quarter 2006 performance which helped reverse a trend of four consecutive quarters of net interest income and margin contraction.  The Company did have increased loans in the earning asset mix as total loans outstanding averaged $593 million in the first quarter of 2007, a $44 million or 8.0% increase over the first quarter of 2006.  This loan growth was driven by increased commercial and commercial real estate loans. Total deposits averaged $757 million in the first quarter of 2007; a $38 million or 5.3% increase over 2006.  These higher deposits in 2007 were due to increased deposits from the trust company’s operations and increased certificates of deposit as customers have demonstrated a preference for this product due to higher short-term interest rates.

The Company did not record a provision for loan losses in either the first quarter of 2007 or the first quarter of 2006 due to the Company’s continuing strong asset quality.  Non-performing assets totaled $2.7 million or 0.45% of total loans at March 31, 2007.  This compares favorably to non-performing assets of $4.2 million or 0.76% of total loans at March 31, 2006.  Net charge-offs amounted to $82,000 or 0.06% of total loans in the first quarter of 2007 which represented a decrease from the net charge-offs of $117,000 or 0.09% of total loans in the prior year first quarter.  The allowance for loan losses provided 296% coverage of non-performing assets at March 31, 2007 compared to 353% coverage at December 31, 2006, and 215% coverage at March 31, 2006.  The allowance for loan losses as a percentage of total loans amounted to 1.33% at March 31, 2007.  Note also that the Company has no exposure to sub prime mortgage loans.

The Company’s non-interest income in the first quarter of 2007 totaled $3.2 million which was consistent with the prior year first quarter performance.  Trust fees increased by $63,000 or 3.8% due to continued successful new business development efforts.  Over the past year, the fair market value of trust assets has grown by 9.5% to $1.8 billion at March 31, 2007.  The Company also benefited from the successful closure of the West Chester Capital Advisors acquisition in early March of 2007.  This new accretive acquisition provided $102,000 of fee revenue in the first quarter of 2007 which is reflected in the other income line item.  These positive items were offset by reduced deposit service charges which declined by $42,000 due to fewer overdraft penalty fees.  Other income also declined due to reduced revenues from AmeriServ Associates, a subsidiary that was closed in the second quarter of 2006, because it no longer fit the Company’s strategic direction.

The Company’s total non-interest expense in the first quarter of 2007 decreased by $185,000 or 2.1% when compared to the first quarter of 2006 reflecting the Company’s continued focus on reducing and containing non-interest expenses.  Note that this decline occurred even after the inclusion of $78,000 of non-interest expenses from the newly acquired West Chester Capital Advisors.  The largest expense reductions were experienced in professional fees ($100,000), equipment expense ($93,000) and FDIC deposit insurance expense ($51,000).

At March 31, 2007, ASRV had total assets of $892 million and shareholders’ equity of $86 million or $3.87 per share.  The Company’s asset leverage ratio remained strong at 10.23% at March 31, 2007.

This news release may contain forward-looking statements that involve risks and uncertainties, as defined in the Private Securities Litigation Reform Act of 1995, including the risks detailed in the Company's Annual Report and Form 10-K to the Securities and Exchange Commission.  Actual results may differ materially.

Nasdaq NMS: ASRV

SUPPLEMENTAL FINANCIAL PERFORMANCE DATA

April 20, 2007

(In thousands, except per share and ratio data)

(All quarterly and 2007 data unaudited)

2007

1QTR

PERFORMANCE DATA FOR THE PERIOD:
Net income	$428

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.20%
Return on average equity	2.05
Net interest margin	2.97
Net charge-offs as a percentage of average loans	0.06
Loan loss provision as a percentage of average loans	-
Efficiency ratio	94.16

PER COMMON SHARE:
Net income:
Basic	$0.02
Average number of common shares outstanding	22,159
Diluted	0.02
Average number of common shares outstanding	22,166

2006

	1QTR	2QTR	3QTR	4QTR	YEAR
					TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income	$540	$568	$643	$581	$2,332

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.25%	0.26%	0.29%	0.26%	0.27%
Return on average equity	2.59	2.71	3.00	2.66	2.74
Net interest margin	3.20	3.16	3.06	2.93	3.12
Net charge-offs as a percentage of average loans	0.09	0.07	0.39	0.09	0.16
Loan loss provision as a percentage of average loans	-	(0.04)	-	(0.05)	(0.02)
Efficiency ratio	92.68	92.08	91.38	94.34	92.60

PER COMMON SHARE:
Net income:
Basic	$0.02	$0.03	$0.03	$0.03	$0.11
Average number of common shares outstanding	22,119	22,143	22,148	22,154	22,141
Diluted	0.02	0.03	0.03	0.03	0.11
Average number of common shares outstanding	22,127	22,153	22,156	22,161	22,149

AMERISERV FINANCIAL, INC.

(In thousands, except per share, statistical, and ratio data)

(All quarterly and 2007 data unaudited)

2007

1QTR
PERFORMANCE DATA AT PERIOD END
Assets	$891,559
Investment securities	185,338
Loans	603,834
Allowance for loan losses	8,010
Goodwill and core deposit intangibles	15,119
Deposits	768,947
FHLB borrowings	15,170
Stockholders’ equity	85,693
Trust assets – fair market value (B)	1,828,475
Non-performing assets	2,706
Asset leverage ratio	10.23%
PER COMMON SHARE:
Book value (A)	$3.87
Market value	4.79
Market price to book value	123.88%

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	375
Branch locations	21
Common shares outstanding	22,161,445

2006

	1QTR	2QTR	3QTR	4QTR
PERFORMANCE DATA AT PERIOD END
Assets	$876,393	$887,608	$882,837	$895,992
Investment securities	223,658	210,230	209,046	204,344
Loans	548,466	573,884	580,560	589,435
Allowance for loan losses	9,026	8,874	8,302	8,092
Goodwill and core deposit intangibles	12,031	11,815	11,599	11,382
Deposits	727,987	740,979	743,687	741,755
FHLB borrowings	45,223	43,031	31,949	50,037
Stockholders’ equity	84,336	84,231	86,788	84,684
Trust assets – fair market value (B)	1,669,525	1,679,634	1,702,210	1,778,652
Non-performing assets	4,193	4,625	2,978	2,292
Asset leverage ratio	10.36%	10.54%	10.52%	10.54%
PER COMMON SHARE:
Book value	$3.81	$3.80	$3.92	$3.82
Market value	5.00	4.91	4.43	4.93
Market price to book value	131.26%	129.09%	113.07%	128.98%

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	375	367	364	369
Branch locations	22	22	21	21
Common shares outstanding	22,140,172	22,145,639	22,150,767	22,156,094

    NOTES:

        (A) Other comprehensive income had a negative impact of $0.26 on book value per share at March 31, 2007.

        (B)  Not recognized on the balance sheet.

AMERISERV FINANCIAL, INC.

CONSOLIDATED STATEMENT OF INCOME

(In thousands)

(All quarterly and 2007 data unaudited)

2007

INTEREST INCOME	1QTR
Interest and fees on loans	$10,061
Total investment portfolio	2,114
Total Interest Income	12,175

INTEREST EXPENSE
Deposits	5,699
All borrowings	521
Total Interest Expense	6,220

NET INTEREST INCOME	5,955
Provision for loan losses	-
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	5,955

NON-INTEREST INCOME
Trust fees	1,704
Net realized gains on loans held for sale	25
Service charges on deposit accounts	585
Bank owned life insurance	258
Other income	661
Total Non-interest Income	3,233

NON-INTEREST EXPENSE
Salaries and employee benefits	4,885
Net occupancy expense	664
Equipment expense	546
Professional fees	695
FDIC deposit insurance expense	22
Amortization of core deposit intangibles	216
Other expenses	1,645
Total Non-interest Expense	8,673

INCOME BEFORE INCOME TAXES	515
Provision for income taxes	87
NET INCOME	$428

2005

					YEAR
INTEREST INCOME	1QTR	2QTR	3QTR	4QTR	TO DATE
Interest and fees on loans	$8,900	$9,155	$9,677	$9,865	$37,597
Total investment portfolio	2,279	2,259	2,218	2,212	8,968
Total Interest Income	11,179	11,414	11,895	12,077	46,565

INTEREST EXPENSE
Deposits	4,026	4,563	5,143	5,500	19,232
All borrowings	861	660	653	681	2,855
Total Interest Expense	4,887	5,223	5,796	6,181	22,087

NET INTEREST INCOME	6,292	6,191	6,099	5,896	24,478
Provision for loan losses	-	(50)	-	(75)	(125)
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	6,292	6,241	6,099	5,971	24,603

NON-INTEREST INCOME
Trust fees	1,641	1,671	1,603	1,604	6,519
Net realized gains on loans held for sale	23	20	26	36	105
Service charges on deposit accounts	627	651	645	638	2,561
Bank owned life insurance	256	260	428	263	1,207
Other income	695	666	545	543	2,449
Total Non-interest Income	3,242	3,268	3,247	3,084	12,841

NON-INTEREST EXPENSE
Salaries and employee benefits	4,815	4,612	4,600	4,642	18,669
Net occupancy expense	655	591	573	591	2,410
Equipment expense	639	631	529	550	2,349
Professional fees	795	859	791	763	3,208
FDIC deposit insurance expense	73	74	22	23	192
Amortization of core deposit intangibles	216	216	216	217	865
Other expenses	1,665	1,794	1,833	1,707	6,999
Total Non-interest Expense	8,858	8,777	8,564	8,493	34,692

INCOME BEFORE INCOME TAXES	676	732	782	562	2,752
Provision (benefit) for income taxes	136	164	139	(19)	420
NET INCOME	$540	$568	$643	$581	$2,332

AMERISERV FINANCIAL, INC.

Nasdaq NMS: ASRV

Average Balance Sheet Data (In thousands)

(All quarterly and 2007 data unaudited)

    Note:  2006 data appears before 2007.

2006

2007

	1QTR	1QTR
Interest earning assets:
Loans and loans held for sale, net of unearned income	$548,975	$592,956
Deposits with banks	564	661
Federal funds	-	423
Total investment securities	234,729	202,059

Total interest earning assets	784,268	796,099

Non-interest earning assets:
Cash and due from banks	19,230	17,082
Premises and equipment	8,617	8,735
Other assets	69,831	66,127
Allowance for loan losses	(9,069)	(8,062)

Total assets	$872,877	$879,981

Interest bearing liabilities:
Interest bearing deposits:
Interest bearing demand	$55,804	$58,027
Savings	86,721	74,191
Money market	175,733	188,891
Other time	295,951	334,093
Total interest bearing deposits	614,209	655,202
Borrowings:
Federal funds purchased, securities sold under agreements to repurchase, and other short-term borrowings	48,677	16,196
Advanced from Federal Home Loan Bank	983	1,392
Guaranteed junior subordinated deferrable interest debentures	13,085	13,085
Total interest bearing liabilities	676,954	685,875

Non-interest bearing liabilities:
Demand deposits	105,004	101,900
Other liabilities	6,537	7,703
Stockholders’ equity	84,382	84,503
Total liabilities and stockholders’ equity	$872,877	$879,981